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                                                                      Exhibit 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 19, 1999, accompanying the consolidated financial statements included in the Annual Report of Aydin Corporation and subsidiaries in this Form 8K/A for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statement of L-3 Communications Holdings, Inc. on Form S-8 (File No. 333-64389 effective September 25, 1998 and File No. 333-59281 effective July 17, 1998.






GRANT THORNTON LLP
Philadelphia, Pennsylvania
May 10, 1999